SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 20, 2004

ENPRO INDUSTRIES, INC.

(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945

(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)

5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209

(Address of principal executive offices, including zip code)

(704) 731-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed from last report)

Item 5. Other Events

     On July 20, 2004, EnPro Industries, Inc. issued a press release announcing that its subsidiaries have resolved a dispute with certain of their insurance carriers and that the insurance carriers have agreed to make a payment to an independent trust in full settlement of certain of the subsidiaries’ asbestos insurance policies written or reinsured by Underwriters at Lloyd’s of London that are now being managed by Equitas, a London-based company established to reinsure and run-off the 1992 and prior years’ non-life liabilities of Lloyd’s Underwriters. A copy of such press release is included as Exhibit 99.1 hereto.

Item 7. Exhibits

     Exhibit 99.1 – Press Release dated July 20, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2004

ENPRO INDUSTRIES, INC

	By:	/s/ Richard L. Magee

Richard L. Magee
Senior Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release dated July 20, 2004

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